EXHIBIT 32.2

STATEMENT PURSUANT TO 18 U.S.C. §1350

Pursuant to 18 U.S.C. §1350, the undersigned certifies that this Annual Report on Form 10-K for the period ended December 31, 2011 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Pacira Pharmaceuticals, Inc.

Date: March 27, 2012	/s/ James Scibetta
James Scibetta
Chief Financial Officer
(Principal Financial Officer)